UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 25, 2015

Seratosa Inc.

 (Exact name of registrant as specified in its charter)

Delaware	000-51815	46-5057897
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

138 Queens Road Central
11/F
Central, Hong Kong HKSAR
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	+852 9316 6780

                            N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEMS TO BE INCLUDED IN THIS REPORT

Item 1.01.  Entry into a Material Definitive Agreements.

On May 25, 2015, Seratosa, Inc. sold a strategic stake of up to 51% of the company's common shares to a private investor group for up to $750,000.  The funds will be utilized for Seratosa to complete its initiative for restructuring.  The funding provides for up to $750,000 in funding for the Company in the form of restricted shares of the common stock that will be newly issued shares and subject to SEC rule 144.

Item 3.02.  Unregistered Sales of Securities.

On May 25, 2015, Seratosa, Inc. sold a strategic stake of up to 51% of the company's common shares to a private investor group for up to $750,000.  The funds will be utilized for Seratosa to complete its initiative for restructuring.  The funding provides for up to $750,000 in funding for the Company in the form of restricted shares of the common stock that will be newly issued shares and subject to SEC rule 144.

In the private placement of the securities referenced under Item 1.01 of this report, Seratosa, Inc. is relying on the exemption from registration provided by Section 4(2) of the Securities Act of 1933.  We believed that Section 4(2) was available because the offer and sale did not involve a public offering and there was not general solicitation or general advertising involved in the offer or sale and no fees were paid in connection with the transaction.

Item 7.01.  Regulation FD Disclosure

On May 26, 2015, Seratosa, Inc. issued a press release announcing a strategic stake sale of up to 51% of the company's common shares in newly issued restricted common stock to a private investor group for up to $750,000.  The funds will be utilized for Seratosa to complete its initiative for restructuring.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Item 9.01.  Exhibits.  Financial Statements and Exhibits

(c)	Exhibits

10.1	Form of stock Subscription Agreement dated May 25, 2015

99.1	Press Release issued May 26, 2015 by Seratosa* * This exhibit is intended to be furnished and shall not be deemed "filed” for purposes of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERATOSA INC.

Dated: May 26, 2015	By: /s/ Brent Suen
Name: Brent Suen
Title: President & CEO